United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2023

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, Houston American Energy Corp’s (the “Company”) board of directors approved revised employment terms for John Terwilliger, the Company’s chief executive officer, including payment of a cash bonus of $200,000 and an increase in base salary, effective July 1, 2023, to $240,000 annually.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2023, the Company’s board of directors approved an amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the quorum for stockholder meetings to one-third (33.33%) of the shares issued and outstanding and entitled to vote on the matters at the meeting. The amended quorum standard was applied at the Company’s stockholders meeting held on June 27, 2023. The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called in light of low voter participation that has resulted in the need to adjourn meetings in recent years to secure additional votes to attain a quorum.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 27, 2023, Company held its Annual Meeting of stockholders. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Proxy Statement, are as follows:

Proposal 1. The nominees for election as Class C Directors were elected to serve until the 2026 Annual Meetings of Stockholders and until their successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the director was as follows:

Director	For	Against	Abstentions	Broker Non-Votes

John Terwilliger (Class C)	1,706,304	461,988	14,216	2,202,709
James Schoonover (Class C)	1,607,169	559,779	15,806	2,202,463

Proposal 2. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for fiscal 2023 was ratified by the stockholders by the votes set forth in the table below:

For	Against	Abstentions	Broker Non-Votes

4,197,218	148,761	39,238	0

Proposal 3. The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

For	Against	Abstentions	Broker Non-Votes

1,969,679	161,620	36,640	2,217,278

Proposal 4. The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers be every year by the votes set forth in the table below:

1 Year	2 Years	3 Years

1,420,563	22,628	704,425

After consideration of the voting results, and other considerations, the Company’s board determined to hold annual non-binding advisory votes of shareholders with respect to compensation of named executive officers.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective June 26, 2023
104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 29, 2023

	By:	/s/ John Terwilliger
	Name:	John Terwilliger
	Title:	Chief Executive Officer